Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”), dated as of October 2, 2025, is made by Hawaii Renewables, LLC, a Delaware limited liability company (the “Company”), in favor of Wells Fargo Bank, N.A., a national banking association (the “Secured Party”).

RECITALS:

WHEREAS, the Company and the Secured Party are parties to (i) that certain ISDA 2002 Master Agreement, dated as of October 2, 2025 (the “ISDA Master Agreement”), including the Credit Support Annex to the Schedule thereto, and (ii) the Framework Agreement of even date therewith (the “Framework Agreement”);

WHEREAS, pursuant to the Transaction Documents, the Company and the Secured Party may enter into swap transactions from time to time in respect of certain notional quantities of soybean oil and crude oil, conditioned upon, among other things, the execution and delivery of this Security Agreement; and

WHEREAS, the Company has determined that the execution, delivery and performance of this Security Agreement directly benefit, and are in the best interest of, the Company.

NOW, THEREFORE, in order to comply with the terms and conditions of the Transaction Documents, for and in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of all of which being hereby acknowledged, the Company and the Secured Party hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1    Reference to the ISDA Master Agreement and the Framework Agreement. Reference is hereby made to the ISDA Master Agreement and the Framework Agreement for a statement of the terms thereof. All capitalized terms used in this Security Agreement that are defined in the ISDA Master Agreement or the Framework Agreement or in Article 8 or 9 of the Code and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party may otherwise determine.

1.2    Statutory Terms. The following terms shall have the respective meanings provided for in the Code: “Accounts”, Cash Proceeds”, “Deposit Account”, “Documents”, “Goods”, “Instruments”, “Noncash Proceeds”, “Proceeds”, and “Record”.

1.3    Definitions. As used in this Security Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Applicable Program” means the RFS, the LCFS or any other U.S., state or regional program pursuant to which Environmental Attributes may be generated.

“BTCs” means biodiesel fuels tax credits established under Section 40A of the Internal Revenue Code of 1986, as amended.

“CARB” means the California Air Resources Board or its successor.

“Clean Fuel Production Credit” means the clean fuel production tax credit established under Section 45Z of the Internal Revenue Code of 1986, as amended, for the domestic production of clean transportation fuel.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” means the following:

(a)    all Inventory located at the Approved Locations;

(b)    any Environmental Attributes associated with any Inventory at the Approved Locations;

(c)    all rights to insurance pertaining to sub-clauses (a) and (b) above (excluding business interruption insurance);

(d)     all Receivables constituting identifiable proceeds of any assets referred to in the preceding sub-clauses (a), (b) and (c) (the “Specified Receivables”);

(e)    all Documents and Instruments pertaining to sub-clauses (a) and (b) above, including but not limited to all bills of lading;

(f)    the Supplier Payables Account;

(g)    the Company EMTS Account, to the extent containing any RINs associated with any Inventory at the Approved Locations;

(h)    the Company LCFS Account, to the extent containing any LCFS associated with any Inventory at the Approved Locations;

(i)    all accounts maintained with a governmental entity for the purpose of holding, transferring, tracking or otherwise recording any interest in any Environmental Attributes associated with any Inventory at the Approved Locations; and

(j)    all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever the Company’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), excluding, however, (i) any assets of the Company constituting “Posted Credit Support” that now or hereafter come into the possession, custody, or control of the Secured Party (or its agent or designee) as defined in and pursuant to the Credit Support Annex to the Schedule to the ISDA Master Agreement and subject to a valid and perfected first priority security interest in favor of the Secured Party thereunder and (ii) any proceeds or products of any Collateral that constitute taxes that have been collected or withheld.

“Company” has the meaning assigned to such term in the preamble hereto.

“Company EMTS Account” means the EPA Moderated Transaction System Account for RINs maintained in the name of the Company with EMTS, with identifier number 6693.

“Company LCFS Account” means an account showing the LCFS Credits generated or transferred, purchased or acquired by Company, and as established with CARB or another governmental authority pursuant to the LCFS.

“EMTS” means the EPA Moderated Transaction System, as defined in 40 C.F.R. §80.1401 and regulated under the RFS.

“Environmental Attributes” means any and all credits, benefits, emission reductions, offsets and allowances, howsoever entitled, attributable to the production, sale, combustion or other use of renewable products, or their displacement or reduction in the use of conventional energy generation, Greenhouse Gas emissions, pollutants or transportation fuel, heating oil or jet fuel, including, without limitation, (i) GHG Attributes and any and all avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon oxides (COx) and other pollutants, (ii) any renewable fuel credits or attributes that can be produced, generated or otherwise attributed to the production, sale, delivery or use of renewable products under an Applicable Program, including, without limitation, RINs under the RFS, renewable energy certificates under state low carbon fuel programs such as LCFS Credits, and BTCs, in each case that are associated with the Inventory at Approved Locations and detached therefrom, and for so long as such Inventory remains at an Approved Location, and (iii) any Tax Credits that can be produced, generated or otherwise attributed to the production, sale, delivery or use of renewable products, including, without limitation, Clean Fuel Production Credits and WA SAF Credits, in each case that are associated with the Inventory at Approved Locations and detached therefrom, and for so long as such Inventory remains at an Approved Location (the “Specified Tax Credits”).

“Equity Contribution Agreement” means that certain Equity Contribution Agreement by and among the Company, Par Pacific Holdings, Inc. and Alohi Renewable Energy LLC dated July 21, 2025, as amended, supplemented or restated from time to time.

“GHG Attribute” means (i) any certificates issued in relation to the biomethane under a biofuel certification program; (ii) any avoided emissions of carbon dioxide (CO2), methane (CH4), and other Greenhouse Gases attributable to the destruction of methane or the biomethane that have been determined by the United Nations Intergovernmental Panel on Climate Change to contribute to the actual or potential threat of altering the Earth's climate by trapping heat in the atmosphere, including all offset credits or other benefits issued, generated or retired in respect of such avoided emissions and including Lifecycle Greenhouse Gas Emissions; and (iii) the reporting rights to the foregoing attributes.

“Greenhouse Gas” means carbon oxides (including carbon dioxide (CO2)), methane (CH4), nitrous oxide (N2O), hydrofluorocarbons, perfluorocarbons, sulphur hexafluoride, or any other substance or combination of substances that may become regulated or designated as Greenhouse Gases under any federal, state or local law or regulation, or any emission reduction registry, trading system, or reporting or reduction program for Greenhouse Gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., U.S. federal, state, or local agencies), or non-governmental agency from time to time, in each case measured in increments of one metric tonne of carbon dioxide equivalent.

“Inventory” means any of the Company’s Inventory (as such term is defined Section 9-102 of the Code) consisting of Commodities.

“IRS” means the Internal Revenue Service of the United States.

“IRS Form” has the meaning set forth in Section 4.1.

“LC Facility Agreement” has the meaning given to such term in the Framework Agreement.

“LCFS Credits” means credits generated and traded under the Low Carbon Fuel Standard, with each credit equal to one (1) metric tonne of carbon dioxide reduction as compared to the baseline CO2 emissions under the LCFS.

“Lifecycle Greenhouse Gas Emissions” means the aggregate quantity of Greenhouse Gas emissions (including direct emissions and significant indirect emissions from land use changes), as determined under an Applicable Program, related to the full fuel lifecycle, including all stages of fuel and feedstock production and distribution, from feedstock generation or extraction through the distribution and delivery and use of the finished fuel to the ultimate consumer, where the mass values for all Greenhouse Gases are adjusted to account for their relative global warming potential.

“Low Carbon Fuel Standard” or “LCFS” means the regulations, orders, decrees and standards issued by CARB or other applicable governmental authority implementing or otherwise applicable to the Low Carbon Fuel Standard set forth in the California Code of Regulations at Title 17, §§ 95480 et seq., and each successor regulation, as may be subsequently amended, supplemented or restated from time to time.

“Perfection Requirements” has the meaning set forth in Section 3(e).

“Receivables” means, as to the Company, all accounts receivable, whether billed or unbilled, arising out of the sale of Inventory in the ordinary course of business.

“RFS” means the Renewable Fuel Standard Program under the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007 and its implementing regulations, including, without limitation, 40 C.F.R. Part 80, Subpart M as amended, restated or supplemented to date.

“RIN” or “Renewable Identification Number” means a thirty-eight (38) character numeric code that is generated by the producer or importer of renewable fuel representing gallons of renewable fuel produced/imported and assigned to batches of renewable fuel that are transferred to others such that a change of ownership is effected, or any similar successor instrument thereof.

“RVO” means any Renewable Volume Obligation as defined in 40 C.F.R. § 80.1407 and regulated as part of the RFS.

“Secured Obligations” means all obligations of the Company from time to time existing in respect of the ISDA Master Agreement, the Framework Agreement, the LC Facility Agreement and any other Transaction Document.

“Secured Party” has the meaning assigned to such term in the preamble hereto.

“Specified Receivables” has the meaning set forth in sub-clause (d) of “Collateral” definition.

“Specified Tax Credits” has the meaning set forth in sub-clause (iii) of “Environmental Attributes” definition.

“Tax Credits” means (i) Clean Fuel Production Credits, (ii) WA SAF Credits, and (iii) any other tax credits that can be produced, generated or otherwise attributed to the production, sale, delivery or use of renewable products.

“Termination Date” has the meaning set forth in Section 9.4(a).

“WA SAF Credit” means the tax credit established under Engrossed Substitute Senate Bill 5447 (2023 Reg. Sess.) of the State of Washington and any successor or related legislation, rules or regulations, providing a tax credit for the production, blending or use of sustainable aviation fuel in the State of Washington that achieves a verified Lifecycle Greenhouse Gas Emissions reduction of at least 50% compared to conventional jet fuel.

SECTION 2. GRANT OF SECURITY INTEREST AS SECURITY FOR SECURED OBLIGATIONS.

As continuing collateral security for the payment, performance and observance of all of the Secured Obligations, the Company hereby pledges and assigns to the Secured Party (and its successors and permitted assigns), and grants to the Secured Party (and its successors and permitted assigns) a continuing security interest in and to the Collateral, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Secured Party on the date of this Security Agreement as follows:

(a)    Schedule I sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Company, (ii) the jurisdiction of organization of the Company, (iii) the type of organization of the Company, (iv) the organizational identification number of the Company (or states that no such organizational identification number exists), (v) the chief executive office of the Company, (vi) the place where the Company keeps its records concerning Accounts, (vii) the Company EMTS Account, and (viii) the Company LCFS Account (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

(b)    Schedule 2 to the Framework Agreement sets forth the name and address of any person that has, as of the date of this Security Agreement, possession of any Inventory at Approved Locations with an aggregate market value greater than $5,000,000. As of the date of this Security Agreement and except as set forth on Schedule 2 to the Framework Agreement, no Inventory with an aggregate market value greater than $5,000,000 is stored with any bailee, warehouseman or similar person or on any premises leased to the Company, nor has any Inventory been consigned to the Company or consigned by the Company to any person or is held by the Company for any person under any “bill and hold” or other arrangement.

(c)    The Company is and will be at all times the sole and exclusive owner of, or otherwise have and will have adequate rights in, the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the sole and exclusive owner thereof) free and clear of any liens except for the Permitted Encumbrances. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Encumbrances.

(d)    The grant of the security interest hereunder will not contravene any law or contractual obligation binding on or otherwise affecting the Company or any of its Collateral in any material respect and will not result in, or require the creation of, any lien upon or with respect to any of its Collateral.

(e)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by the Company of this Security Agreement, (ii) the grant by the Company of the security interest purported to be created hereby in the Collateral or (iii) to the best of the Company’s knowledge, the exercise by the Secured Party of any of its rights and remedies hereunder, in each case, except (A) for consents, approvals, authorizations, or other orders or actions that have already been obtained or given (as applicable) and that are still in force and (B) the satisfaction of the Perfection Requirements by the filing of financing statements or other documents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (1) for the filing under the Uniform Commercial Code as in effect in the State of Delaware, (2) with respect to any action or filing that may be necessary to obtain control of Collateral constituting Deposit Accounts, the taking of such actions or the making of such filings, and (3) the Secured Party having possession of all Documents, Instruments and cash constituting Collateral (subclauses (1)—(3), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(f)    This Security Agreement creates a legal, valid and enforceable security interest in favor of the Secured Party in the Collateral as security for the Secured Obligations. Upon satisfying the Perfection Requirements, the Secured Party shall have perfected its security interests to the extent that a security interest in such Collateral can be perfected by way of the Perfection Requirements. Such security interests are, or in the case of Collateral in which the Company obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Encumbrances, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary to perfect and protect such security interest have been duly made or taken, except for (i) the Secured Party having possession of all Instruments and Documents and cash constituting Collateral after the date hereof and (ii) the other filings and recordations and actions described in Section 3(e) hereof.

(g)    The Company has complied and shall comply with the RFS (including requirements therein for RVOs and RINs) as an “obligated party” pursuant to 40 C.F.R. Part 80, as amended from time to time and remains solely responsible for the proper accounting of RINs, as well as the replacement of any invalid RINs that are required in connection with such obligation or any other activities or transactions of the Company and any and all costs and expenses associated therewith. Any substitute or replacement RINs allocated to the Company in the foregoing manner shall be the property of the Company and constitute part of the Collateral hereunder.

SECTION 4. COVENANTS AS TO THE COLLATERAL.

Unless the Secured Party shall otherwise consent in writing:

4.1    Further Assurances. The Company will take such action and execute, acknowledge and deliver, at its own expense, such agreements, instruments or other documents as the Secured Party may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby; (ii) to enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Security Agreement, including, without limitation: (1) executing and filing (to the extent, if any, that the Company’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (2) furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, and as provided hereunder and under the Transaction Documents, all in reasonable detail, (3) executing and filing in a timely fashion with the IRS Form 2848 Power of Attorney (the “IRS Form”), and (4) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction to grant or maintain a perfected security interest in the Collateral. The Company shall not take or fail to take any action which could in any manner impair the validity or enforceability of the Secured Party’s security interest in and lien on any Collateral including against any other Lien, except the Permitted Encumbrances.

4.2    Location of Inventory. The Company will not allow any person (other than any operator of an Approved Location) to possess Inventory located at Approved Locations with an aggregate market value in excess of $5,000,000; provided that, notwithstanding the terms of Section 9.1, upon the entry into any amendment to a new Schedule 2 to the Framework Agreement in accordance with the terms of the Framework Agreement, the Company may allow any party identified on any such new Schedule 2 to the Framework Agreement to possess Inventory with an aggregate market value in excess of $5,000,000, provided further that (i) all action has been or will be taken to grant to the Secured Party a perfected, first priority security interest in such Inventory located at the applicable Approved Location (subject only to Permitted Encumbrances) in favor of the Secured Party and (ii) the Secured Party’s rights in such Inventory located at the applicable Approved Location, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Inventory located at the applicable Approved Location, are not adversely affected thereby.

4.3    Provisions Concerning the Specified Receivables.

(a)    The Company will, except as otherwise provided in this Section 4.3, continue to collect, at its own expense, all amounts due or to become due under the Specified Receivables. In connection with such collections, the Company will take such action as the Company may deem necessary or advisable to enforce collection or performance of the Specified Receivables; provided, however, that the Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default with respect to the Company, to notify the obligors under any Specified Receivables of the assignment of such Specified Receivables to the Secured Party and to direct such obligors to make payment of all amounts due or to become due to the Company thereunder directly to the Secured Party or its designated agent and, upon such notification and at the expense of the Company and to the extent permitted by law, to enforce collection of any such Specified Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Company might have done. After receipt by the Company of a notice from the Secured Party that the Secured Party has notified, intends to notify, or has enforced or intends to enforce the Company’s rights against the obligors under any Specified Receivables upon the occurrence and during the continuance of an Event of Default with respect to the Company (as referred to in the proviso to the immediately preceding sentence), (1) all amounts and proceeds (including Instruments but excluding amounts constituting taxes that have been collected or withheld) received by the Company in respect of the Specified Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Company and shall be forthwith paid over to the Secured Party or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in the ISDA Master Agreement and Framework Agreement, and (2) the Company will not adjust, settle or compromise the amount or payment of any Specified Receivables or release wholly or partly any obligor thereof or allow any credit or discount thereon. Any such securities, cash, investments and other items so received by the Secured Party or its designated agent shall (in the sole and absolute discretion of the Secured Party) be held as additional Collateral for the Secured Obligations.

4.4    Control. The Company hereby agrees to take any or all action that may be necessary that the Secured Party may reasonably request in order for the Secured Party to obtain control of the Collateral for purposes of the perfection of the security interest purported to be created hereby in the Collateral, including, without limitation, complying with reasonable instructions of duly appointed agents or designees of the Secured Party as a “secured party” with respect to the Collateral under the control of such agent or designee.

4.5    Records; Inspection and Reporting.

(a)    The Company agrees to maintain, at its own cost and expense, such books and records with respect to the Collateral as are consistent with its current practices and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company, and in any event, complete and accurate in all material respects.

(b)    The Company will promptly notify the Secured Party of any amendment, modification or other change to its (i) name, (ii) organizational identification number, (iii) Federal Employer Identification Number, (iv) jurisdiction of organization, (v) chief executive office, (vi) the Company EMTS Account, or (vii) the Company LCFS Account as set forth in Schedule I.

4.6    Taxes. At any time after the occurrence and during the continuation of an Event of Default, at its option, the Secured Party may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral that are not being contested or being contested in accordance with applicable law under which they are levied or placed, and may pay for the maintenance and preservation of the Collateral, to the extent the Company fails to do so as required by this Security Agreement or the other Transaction Documents, and the Company agrees to reimburse the Secured Party upon written request for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization and such payments and expenses shall be additional Secured Obligations secured hereby; provided, however, that nothing in this paragraph shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Secured Party to cure or perform, any covenants or other promises of the Company with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance relating to the Collateral.

4.7    Environmental Attributes. At any time after the occurrence and during the continuation of an Event of Default (and without limiting any other rights or remedies of the Secured Party hereunder, under any other Transaction Document or otherwise), the Company agrees that, upon the reasonable request of the Secured Party, it will promptly execute such documents and take such actions as the Secured Party reasonably deems necessary or appropriate and consistent with the relevant Applicable Program to enable the Secured Party to execute transactions relating to the Environmental Attributes that are part of the Collateral hereunder, including, without limitation, the appointment of an entity designated by the Secured Party as authorized to execute transactions on the relevant systems related to any Applicable Programs, including but not limited to the EMTS system, and to enter into product transfer documents or similar agreements for the transfer of the relevant Environmental Attributes, including but not limited to RINs.

4.8    Specified Tax Credits. The Company shall complete and maintain the relevant electronic pre-filing registration of any Specified Tax Credits that are part of the Collateral, with the IRS or relevant state tax authority, including providing information about the Company, the intended eligible credit, and the eligible credit project. At any time after the occurrence and during the continuation of an Event of Default (and without limiting any other rights or remedies of the Secured Party hereunder, under any other Transaction Document or otherwise), the Company agrees that, upon the reasonable request of the Secured Party, with respect to any Specified Tax Credits that are part of the Collateral hereunder, the Company shall provide the Secured Party with (a) the registration number for each eligible credit property provided by the IRS upon the completion of the pre-filing registration, (b) the required minimum documentation described in Treasury Regulations Section 1.6418-2(b)(5)(iv), and (c) any other information necessary for the Secured Party to claim the transferred Specified Tax Credits or other eligible credit.

4.9    IRS Form. The Company (i) shall file or cause to be filed the IRS Form and any relevant state tax forms within twenty Business Days of the date of this Agreement and (ii) shall not revoke or cause to be revoked the IRS Form once filed.

4.10    Tax Credit Proceeds. The Company agrees that on and after the Closing Date (as defined in the Equity Contribution Agreement), so long as the Collateral under this Security Agreement includes Specified Tax Credits and proceeds thereof, the Company shall not distribute any Specified Tax Credits or proceeds thereof, in each case, that are part of the Collateral hereunder, to any Member (as defined in the Equity Contribution Agreement), unless the Company provides written notice to Wells Fargo, in which case, the applicable Tax Credits specified in such notice, together with proceeds thereof, shall not be included within the calculation of Other Eligible Collateral Value under and as defined in the CSA).

SECTION 5. ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

5.1    Financing Statements. To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, the Company hereby (i) authorizes the Secured Party to execute any such agreements, instruments or other documents in the Company’s name and to file such agreements, instruments or other documents in the Company’s name and in any appropriate filing office, (ii) authorizes the Secured Party at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Secured Party may determine, regardless of whether any particular asset of the Company falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of the Company constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether the Company is an organization, the type of organization and any organizational identification number issued to the Company) and (iii) ratifies such authorization to the extent that the Secured Party has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

5.2    Power of Attorney. The Company hereby irrevocably appoints the Secured Party as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, upon the occurrence and during the continuation of an Event of Default with respect to the Company, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement including, without limitation, upon the occurrence and during the continuation of an Event of Default with respect to the Company (i) to obtain and adjust insurance required pursuant to the Transaction Documents, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments and Documents in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Party with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Party with respect to any Collateral, (vi) to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party (in its sole discretion), and such payments made by the Secured Party shall constitute additional Secured Obligations of the Company to the Secured Party, be due and payable immediately without demand, and shall bear interest from the date payment of said amounts is demanded at the default rate as set out in the ISDA Master Agreement, (vii) to prepare and submit the IRS Form if and to the extent that the Company has revoked any such form previously submitted or not filed by the deadline specified in Section 4.9 above, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until the Termination Date.

5.3    Advances. Upon the occurrence and during the continuance of an Event of Default with respect to the Company, the Secured Party may itself perform, or cause performance of, such agreement or obligation, in the name of the Company or the Secured Party, and the fees and expenses of the Secured Party incurred in connection therewith shall be payable by the Company and constitute additional Secured Obligations of the Company to the Secured Party, be due and payable immediately without demand and bear interest from the date payment of said amounts is demanded at the default rate as set out in the ISDA Master Agreement.

5.4    Exercising of Rights. The Company hereby releases the Secured Party from, and indemnifies the Secured Party against, any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney, proxy or license, granted herein (other than with respect to any claims, causes of action or demands arising from the Secured Party’s gross negligence or willful misconduct).

5.5    No Duty to Exercise Powers. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to the Company (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters. The Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith (other than with respect to any claims, causes of action or demands arising from the Secured Party’s gross negligence or willful misconduct).

5.6    Environmental Attributes. The Company and the Secured Party agree that all Environmental Attributes shall constitute “General Intangibles” as defined under the Code.

SECTION 6. REMEDIES UPON DEFAULT.

6.1    General Remedies. Upon the occurrence and during the continuance of an Event of Default with respect to the Company, the Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may:

(a)    take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, in each case to the extent permitted under the UCC and pursuant to the power of attorney granted under the IRS Form,

(b)    require the Company to, and the Company hereby agrees that it will at its expense and upon reasonable request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by the Company where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to the Company in respect of such occupation, and

(c)    with written notice, as specified below, and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof; in each case, (A) and (B), on commercially reasonable terms.

The Secured Party shall give the Company ten calendar days’ prior notice of the intention to make any disposal of the Collateral and state the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made. The Company agrees this notice shall constitute reasonable notification. If the Secured Party sells any of the Collateral upon credit, the Company will be credited only with payments actually received by the Secured Party from the purchaser thereof, and if such purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and the Company shall be credited with proceeds of such sale. The Secured Party shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Secured Party may, acting reasonably, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that the Company may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof, unless the Secured Party has acted with gross negligence or willful misconduct, or with fraudulent intent. The Company hereby acknowledges that (A) any such sale of the Collateral by the Secured Party shall be made without warranty, (B) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (C) the Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Secured Party and (D) such actions set forth in clauses (A), (B) and (C) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.

As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code or its equivalent in other jurisdictions.

6.2    Cash Proceeds. Any cash held by the Secured Party (or its agent or designee) as Collateral and all Cash Proceeds (excluding any Cash Proceeds that constitute taxes that have been collected or withheld) received by the Secured Party (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral, may, in the discretion of the Secured Party, be held by the Secured Party (or its agent or designee) as collateral for, and/or then or at any time upon the occurrence of an Event of Default and the continuance thereof be applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Transaction Documents. Any surplus of such cash or Cash Proceeds held by the Secured Party (or its agent or designee) and remaining after the Termination Date shall be paid over to the Company or to such other person as directed by a court of competent jurisdiction.

6.3    Deficiency. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Transaction Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

6.4    No Effect on Commercial Reasonableness. The Company hereby acknowledges that if the Secured Party complies with any mandatory applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

6.5    Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Security Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

6.6    Access. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, (i) the Secured Party shall have the right upon reasonable notice and at reasonable times to enter and reasonably remain upon the various premises of the Company without cost or charge to the Secured Party, and reasonably use the same, together with books and records of the Company for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise, (ii) upon reasonable notice and at reasonable times, the Secured Party may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral and (iii) if the Secured Party exercises its right to take possession of the Collateral, the Company shall also at its expense take any and all other commercially reasonable actions requested by the Secured Party to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Secured Party, appointing overseers for the Collateral and maintaining inventory records.

6.7    Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise any rights of set-off against any Collateral in the form of cash amounts, accounts, and deposits as provided for in Section 6(f) of the ISDA Master Agreement, or otherwise as available under law or in equity.

6.8    Application of Proceeds. Subject to the provisions of the Transaction Documents, upon the occurrence and continuance of an Event of Default with respect to the Company, the Secured Party shall apply all proceeds (excluding any proceeds that constitute taxes that have been collected or withheld) that it shall receive from any collection, sale or other disposition of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses reasonably incurred by the Secured Party in connection with such collection, sale or other disposition or otherwise in connection with this Security Agreement, the Transaction Documents, or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and internal and outside legal counsel, the repayment of all advances made by the Secured Party hereunder or under the Agreement or the other Transaction Documents on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Agreement or the other Transaction Documents;

SECOND, to the payment in full of the remaining Secured Obligations then outstanding; and

THIRD, to the Company or such other person as directed by a court of competent jurisdiction.

Upon any collection, sale or other disposition of Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

6.9    Permitted Sales. Notwithstanding anything in this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company may, subject to Section 1(g) of the Framework Agreement, use, convey, sell, lease, assign, transfer or otherwise dispose of, or blend all or any part of any of the Collateral.

6.10    Liability for Compliance with the RFS. The Company and the Secured Party agree that nothing in any of the Transaction Documents shall be interpreted or deemed to impart any responsibility to the Secured Party to comply with the RFS (including requirements therein for RVOs and RINs) as an “obligated party” pursuant to 40 C.F.R. Part 80, as amended from time to time, by virtue of the transactions contemplated by this Security Agreement and the other Transaction Documents.

6.11    Liability with Respect to Specified Receivables. Anything herein to the contrary notwithstanding, the Company shall remain liable under the Specified Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of the relevant agreements. The Secured Party shall not have any obligation or liability under the Specified Receivables (or the relevant agreements) by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to the Specified Receivables pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to the Specified Receivables (or the relevant agreements), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under the Specified Receivables (or the relevant agreements), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. This Section 6.11 shall survive the termination, satisfaction or discharge of all the other Secured Obligations.

SECTION 7. NOTICES.

All notices and other communications provided for hereunder shall be given in accordance with the notice provisions of the ISDA Master Agreement.

SECTION 8. SECURITY INTERESTS ABSOLUTE.

8.1    Security Interests Absolute. All rights of the Secured Party, all liens and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the ISDA Master Agreement, the Framework Agreement or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the ISDA Master Agreement, the Framework Agreement or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest, other than upon release, as provided by Section 9.4.

8.2    Waiver. The Company hereby waives any requirement that the Secured Party protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral.

SECTION 9. MISCELLANEOUS.

9.1    Amendments and Waivers. No amendment of any provision of this Security Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by the Company and the Secured Party, and no waiver of any provision of this Security Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.2    No Waiver; Remedies Cumulative. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, except as expressly specified in a Transaction Document; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Party under any Transaction Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Transaction Document against such party or against any other Person, including but not limited to, the Company.

9.3    Continuing Security Interest and Assignment. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Company and its successors and assigns and (b) inure, together with the rights and remedies of the Secured Party hereunder and each of its permitted successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, except as expressly permitted by the Transaction Documents, the Company shall not assign or otherwise transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party and any attempted assignment or transfer without such consent shall be null and void.

9.4    Termination and Release.

(a)    At the later of (i) the termination of the Framework Agreement and (ii) such time as the Secured Obligations shall have been paid in full (other than contingent obligations in respect of which no claim has been made or is reasonably foreseeable), the Collateral shall be released from the liens and Encumbrances created hereby or by any other Transaction Document (except for those liens and Encumbrances created by the Credit Support Annex to the Schedule to the ISDA Master Agreement, which shall terminate and be released in accordance with the terms of the ISDA Master Agreement, the Schedule and the Credit Support Annex) and all obligations (other than those expressly stated to survive such termination) of the Secured Party and the Company hereunder shall terminate automatically, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to the Company (such date, the “Termination Date”). At the request and sole expense, as long as such expenses are reasonably incurred, of the Company following any such termination, the Secured Party shall promptly deliver to the Company any Collateral held by or for the benefit of the Secured Party pursuant to the terms hereof, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted under Section 6.9 hereof, then the lien created pursuant to this Security Agreement in such Collateral shall be automatically released.

The Secured Party, at the request and sole expense, as long as such expenses are reasonably incurred, of the Company, shall execute and deliver to the Company all releases and other documents reasonably necessary or advisable for the release of the liens created hereby on such Collateral; provided that the Company shall provide to the Secured Party such evidence of such transaction’s compliance with the Transaction Documents as the Secured Party shall reasonably request.

9.5    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.6    APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE EXCEPT (I) AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND (II) TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

9.7    CONSENT TO JURISDICTION

(a)    EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN PART 4(a) (Addresses for Notices) OF THE SCHEDULE TO THE ISDA MASTER AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

(b)    EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS SECURITY AGREEMENT.

9.9    Transaction Document. This Security Agreement is and shall be deemed to be a (i) Transaction Document for all purposes hereof, under the Framework Agreement and under the ISDA Master Agreement and (ii) a Credit Support Document under the ISDA Master Agreement.

9.10    Severability. In case any provision in or obligation hereunder or any other Transaction Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.11    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.12    Counterparts; Integration; Effectiveness. This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Security Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.13    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Security Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

9.14    Updates to Schedules. For purposes of this Security Agreement, all references to Schedules attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Security Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE COMPANY:	HAWAII RENEWABLES, LLC

	By:	/s/ Shawn Flores
Name: Shawn Flores
Title: Chief Financial Officer

Signature Page to Pledge and Security Agreement

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, N.A.

as Secured Party

By: /s/ Rilla Park

Name: Rilla Park

Title: Authorized Signatory

Acknowledgement Page to Pledge and Security Agreement